    As filed with the Securities and Exchange Commission on December 8, 1999
                             Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              ELTRAX SYSTEMS, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)
          MINNESOTA                                    41-1484525
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 ---------------

                              900 CIRCLE 75 PARKWAY
                                   SUITE 1700
                             ATLANTA, GEORGIA 30339
                    (Address of Principal Executive Offices)


                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                               WILLIAM P. O'REILLY
                              CHAIRMAN OF THE BOARD
                              ELTRAX SYSTEMS, INC.
                              900 CIRCLE 75 PARKWAY
                                   SUITE 1700
                             ATLANTA, GEORGIA 30339
                                 (770) 612-3500
     (Name, Address, and Telephone Number, Including Area Code, of Agent for
                                    Service)

                        Copies of all correspondence to:

                             JEFFREY M. WEISS, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                               ONE WOODWARD AVENUE
                                   SUITE 2400
                             DETROIT, MICHIGAN 48226

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

Title of Securities                  Amount to be         Proposed Maximum              Proposed Maximum              Amount of
to be Registered                      Registered     Offering Price Per Share (1)   Aggregate Offering Price (1)   Registration Fee
----------------                      ----------     ----------------------------   ----------------------------   ----------------

Common Stock, par value $.01 per      1,000,000               $7.34375                      $7,343,750                $1,938.75
share

===================================================================================================================================



 (1) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. There are no shares currently outstanding under the 1999 Employee Stock Purchase Plan and the estimated exercise price of $7.34375 per share was computed in accordance with Rule 457(c) based upon the average of the high and low prices of the Registrant's common stock on December 1, 1999 on the NASDAQ SmallCap Market.

                                     PART I

ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         1. Eltrax's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 27, 1999, as amended by Form 10-K/A filed April 30, 1999.

         2. The description of the Common Stock contained in Eltrax's Registration Statement on Form 8-A (File No. 0-22190).

         3. Eltrax's Current Report on Form 8-K dated March 25, 1999 and filed with the Commission on March 30, 1999.

         4. Eltrax's Current Report on Form 8-K dated March 31, 1999 and filed with the Commission on April 12, 1999.

         5. Eltrax's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and filed with the Commission on May 14, 1999.

         6. Eltrax's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and filed with the Commission on August 16, 1999.

         7. Eltrax's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and filed with the Commission on November 15, 1999.

         In addition, all documents filed by Eltrax pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Eltrax common stock to be issued pursuant to this registration statement will be passed upon by Jaffe, Raitt, Heuer & Weiss, P.C. As of November 1, 1999, certain shareholders of Jaffe, Raitt, Heuer & Weiss, P.C. beneficially owned 88,695 shares of Eltrax common stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article V of Eltrax's Amended and Restated Articles of Incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act (the "MBCA"). Specifically, directors of Eltrax will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (1) any breach of the duty of loyalty to Eltrax or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (4) violations of certain Minnesota securities laws, or (5) any transaction from which the director derives an improper personal benefit.

         Article IV of Eltrax's Amended and Restated Articles of Incorporation gives Eltrax the power and authority to provide indemnification to officers, directors, employees and agents of Eltrax to the fullest extent permissible under the MBCA. Section 302A.521 of the MBCA requires that a company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of
Section 302A.531 of the MBCA for a complete statement of such indemnification rights.

         Article VII of Eltrax's Restated Bylaws provides that Eltrax shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by the MBCA, as now enacted or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

         Eltrax maintains directors' and officers' liability insurance, including a reimbursement policy in favor of Eltrax.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.   EXHIBITS

         The exhibits filed herewith are set forth on the exhibit index filed as part of this Registration Statement.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and


                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Eltrax pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 29, 1999.

                               ELTRAX SYSTEMS, INC., a Minnesota corporation


                               By:  /s/ William P. O'Reilly
                                  ---------------------------------------------
                                     William P. O'Reilly, Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints William P. O'Reilly, Don G. Hallacy, and Clunet R. Lewis, or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      NAME                                         TITLE                         DATE
                      ----                                         -----                         ----

   /s/ William P. O'Reilly                         Chairman of the Board of                November 29,199
----------------------------------------------     Directors
         William P. O'Reilly

   /s/ Don G. Hallacy                              Chief Executive Officer, President      December 1, 1999
----------------------------------------------     (principal executive officer), and
         Don G. Hallacy                            Director

   /s/ James C. Barnard                            Director                                November 29, 1999
----------------------------------------------
         James C. Barnard

   /s/ Patrick J. Dirk                             Director                                December 1, 1999
----------------------------------------------
         Patrick J. Dirk

   /s/ Penelope A. Sellers                         Director                                December 1, 1999
----------------------------------------------
          Penelope A. Sellers

   /s/ Stephen E. Raville                          Director                                November 30, 1999
----------------------------------------------
         Stephen E. Raville

   /s/ William G. Taylor                           Director                                November 29, 1999
----------------------------------------------
         William G. Taylor

   /s/ William A. Fielder                          Chief Financial Officer (principal      December 2, 1999
----------------------------------------------     financial officer and principal
         William A. Fielder                        accounting officer)

                               ELTRAX SYSTEMS INC.

                                  EXHIBIT INDEX
                                  -------------

       EXHIBIT
       NUMBER                             DESCRIPTION                                    METHOD OF FILING
       ------                             -----------                                    ----------------
       4.1             Specimen Form of Eltrax's Common Stock             Incorporated by reference to Exhibit 4.1 to
                       Certificate                                        Eltrax's Registration Statement on Form S-18
                                                                          (File No. 33-51456)

       4.2             Amended and Restated Eltrax Articles of            Incorporated by reference to Exhibit 3.1 to
                       Incorporation, as amended                          Eltrax's Registration Statement on Form S-18
                                                                          (File No. 33-51456)

       4.3             Eltrax Bylaws, as amended                          Incorporated by reference to Exhibit 3.2 to
                                                                          Eltrax's Quarterly Report on Form 10-QSB for
                                                                          the quarter ended September 30, 1996

       5.1             Opinion of Jaffe, Raitt, Heuer & Weiss, P.C.       Filed herewith.
                       with respect to the validity of the shares of
                       Common Stock being registered

       10.1            Eltrax 1999 Employee Stock Purchase Plan           Filed herewith.

       23.1            Consent of Jaffe, Raitt, Heuer & Weiss, P.C.       Filed herewith.
                       (included as part of Exhibit 5.1)

       23.2            Consent of PricewaterhouseCoopers LLP,             Filed herewith.
                       independent accountants

       23.3            Consent of Crowe, Chizek and Company LLP,          Filed herewith.
                       independent accountants

       24.1            Power of Attorney (included on the signature       Filed herewith.
                       page of this Registration Statement)